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                                 EXHIBIT INDEX

4.39     Form of Contract Data Pages - RVSL (form 273954DPSG1)
4.40     Form of Contract Data Pages - AEL (form 273954DPSG1)
4.41     Form of Contract Data Pages - RVSL (form 273954DPWFB)
4.42     Form of Contract Data Pages - AEL (form 273954DPWFB)
5.4      Form of Variable Annuity Application - WF Advantage et al (form 271492)
5.5      Form of Variable Annuity Application - Signature One (form 271844)
5.6      Form of Variable Annuity Application - Signature One Select
         (form 272879)
5.8      Form of Variable Annuity Application - Signature One Select
         (form 273631)
5.10 Form of Variable Annuity Application - Signature One Select - RVSL (form 273968)
5.11     Form of Variable Annuity Application - Signature One Select - AEL
         (form 273968)
9.       Opinion of Counsel and Consent
10.1 Consent of Independent Registered Public Accounting Firm for RiverSource Signature(SM) One Variable Annuity
10.2 Consent of Independent Registered Public Accounting Firm for RiverSource Signature(SM) One Select Variable Annuity
10.3 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Variable Annuity
10.4 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Builder Variable Annuity
10.5 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Builder Select Variable Annuity
13.1     Power of Attorney for RiverSource Life Insurance Company dated
         Jan. 2, 2007.